UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2021

QuantumScape Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California		95110
(Address of principal executive offices)		(Zip code)

(408) 452-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	QS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 30, 2021, QuantumScape Corporation (the “Company”), QuantumScape Battery, Inc. (f/k/a QuantumScape Subsidiary, Inc.) (“Subsidiary”), and Volkswagen Group of America Investments, LLC (“VWGoAI”) entered into a Series F Closing Agreement (the “Series F Closing Agreement”) for the Company to issue to VWGoAI 15,221,334 shares of Class A Common Stock of the Company (the “Shares”) for an aggregate purchase price of approximately $100 million as a result of the Company’s achievement of a specified technical milestone. The issuance of the Shares will be the second and final closing pursuant to the Series F Agreements (as defined below) that provided for a total $200 million investment by VWGoAI in the Company. The Company previously issued 15,221,334 shares of Class A Common Stock to VWGoAI on December 1, 2020 for an aggregate purchase price of approximately $100 million in connection with the first closing as reported on the Company’s Current Report on Form 8-K as filed on December 2, 2020.

Pursuant to the Series F Closing Agreement the parties agreed, among other things, that (i) other than the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR”), the Company had fulfilled all of the closing conditions to the Second Closing (as defined therein), including the achievement of the specified technical milestone, and (ii) the parties would hold the Second Closing on the fifth (5th) business day following the date of expiration or early termination of the HSR waiting period or receipt of any clearance under applicable antitrust laws.

The foregoing description of the material terms of the Series F Closing Agreement and the issuance of the Shares does not purport to be complete and is qualified in its entirety by reference to the full text of the (i) Series F Closing Agreement, (ii) the Series F Preferred Stock Purchase Agreement, dated May 14, 2020, by and between the Company and VWGoAI (the “Purchase Agreement”), and (iii) the Amendment No. 1 to Series F Preferred Stock Purchase Agreement, dated September 3, 2020, by and among the Company, Subsidiary, and VWGoAI (the “Amendment”, and together with the Series F Closing Agreement and the Purchase Agreement, the “Series F Agreements”).

A copy of the Series F Closing Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. Copies of the Purchase Agreement and Amendment were filed as Exhibit 10.28 and Exhibit 10.29, respectively, to the Company’s Annual Report on Form 10-K filed on February 23, 2021.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On March 31, 2021, the Company issued a press release relating to the second closing. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

1.1	Series F Closing Agreement, dated March 30, 2021, by and among the Company, Subsidiary and VWGoAI

99.1	Press Release of the Company dated March 31, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 1, 2021

QUANTUMSCAPE CORPORATION

By: /s/ Michael McCarthy
Name:	Michael McCarthy
Title:	Chief Legal Officer and Head of Corporate Development